EXHIBIT 99.1

For Immediate Release:	April 15, 2026
HOMB’s Top-Tier Performance Continues into 2026 with First Quarter
Earnings of $118.2 Million, EPS of $0.60 and ROA of 2.09%
Conway, AR – Home BancShares, Inc. (NYSE: HOMB) (“Home” or the “Company”), parent company of Centennial Bank, released quarterly earnings today.
Quarterly Highlights

Metric	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025
Net income	$118.2 million	$118.2 million	$123.6 million	$118.4 million	$115.2 million
Net income, as adjusted (non-GAAP)(1)	$118.2 million	$117.9 million	$119.7 million	$114.6 million	$111.9 million
Total revenue (net)	$266.7 million	$282.1 million	$277.7 million	$271.0 million	$260.1 million
Income before income taxes	$152.2 million	$153.3 million	$159.3 million	$152.0 million	$147.2 million
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	$152.7 million	$167.7 million	$162.8 million	$155.0 million	$147.2 million
PPNR, as adjusted (non-GAAP)(1)	$152.7 million	$167.1 million	$157.7 million	$150.4 million	$142.8 million
Pre-tax net income to total revenue (net)	57.08%	54.35%	57.38%	56.08%	56.58%
Pre-tax net income, as adjusted, to total revenue (net) (non-GAAP)(1)	57.06%	54.14%	55.53%	54.39%	54.91%
P5NR (Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	57.27%	59.46%	58.64%	57.19%	56.58%
P5NR, as adjusted (non-GAAP)(1)	57.25%	59.25%	56.80%	55.49%	54.91%
ROA	2.09%	2.06%	2.17%	2.08%	2.07%
ROA, as adjusted (non-GAAP)(1)	2.09%	2.05%	2.10%	2.02%	2.01%
NIM	4.51%	4.61%	4.56%	4.44%	4.44%
Purchase accounting accretion	$1.1 million	$1.3 million	$1.3 million	$1.2 million	$1.4 million
ROE	11.09%	11.04%	11.91%	11.77%	11.75%
ROE, as adjusted (non-GAAP)(1)	11.08%	11.01%	11.54%	11.39%	11.41%
ROTCE (non-GAAP)(1)	16.56%	16.65%	18.28%	18.26%	18.39%
ROTCE, as adjusted (non-GAAP)(1)	16.55%	16.60%	17.70%	17.68%	17.87%
Diluted earnings per share	$0.60	$0.60	$0.63	$0.60	$0.58
Diluted earnings per share, as adjusted (non-GAAP)(1)	$0.60	$0.60	$0.61	$0.58	$0.56
Non-performing assets to total assets	0.97%	0.55%	0.56%	0.60%	0.56%
Common equity tier 1 capital	16.7%	16.3%	16.1%	15.6%	15.4%
Leverage	14.3%	14.1%	13.8%	13.4%	13.3%
Tier 1 capital	16.7%	16.3%	16.1%	15.6%	15.4%
Total risk-based capital	19.5%	19.1%	18.9%	19.3%	19.1%
Allowance for credit losses to total loans	1.90%	1.90%	1.87%	1.86%	1.87%
Book value per share	$22.15	$21.88	$21.41	$20.71	$20.40
Tangible book value per share (non-GAAP)(1)	$14.87	$14.60	$14.13	$13.44	$13.15
Dividends per share	$0.21	$0.21	$0.20	$0.20	$0.195
Shareholder buyback yield(2)	0.25%	0.27%	0.18%	0.49%	0.53%
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.
(2) Calculation of this metric is included in the schedules accompanying this release.
“HOMB works for the shareholder each and every day. Our strong, consistent philosophy continues to deliver performance results that ranked us #2 in the U.S. on S&P’s banks over $10 billion for the year 2025. During current uncertain economic and geopolitical times, I am very proud that HOMB continues to be a safe place with a strong balance sheet for our customers and shareholders,” said John Allison, Chairman.

Quarterly Financial Performance Trends
During the first quarter of 2026, the Company delivered stable and resilient earnings performance, with net income of approximately $118.2 million, consistent with the prior quarter and up year over year. Net income, as adjusted (non‑GAAP)(1), of approximately $118.2 million further reflects the strength and sustainability of underlying operations.

The chart below reflects solid year‑over‑year growth in pre‑tax, pre‑provision net revenue (PPNR) during the first quarter of 2026, reflecting continued strength in operating performance. PPNR totaled approximately $152.7 million, representing an increase of $5.6 million, or 3.8%, compared to the first quarter of 2025. PPNR, as adjusted (non-GAAP)(1), increased $9.9 million, or 6.9%, year over year to approximately $152.7 million, underscoring improved underlying profitability and disciplined expense management.

Dollar amounts presented below in thousands.

Net Income

$123,604
$118,403
$118,225
$118,209
$115,209
$119,682
$117,863
$118,167
$114,633
$111,935
3/31/2025
6/30/2025
9/30/2025
12/31/2025
3/31/2026
Net income
Net income, as adjusted (non-GAAP)(1)

$147,154
$142,821
$154,991
$150,404
$162,833
$157,704
$167,723
$167,130
$152,732
$152,677
3/31/2025
6/30/2025
9/30/2025
12/31/2025
3/31/2026
PPNR (non-GAAP)(1)
PPNR, as adjusted (non-GAAP)(1)

Net interest income after credit loss expense increased by $6.2 million from Q4 2025 to Q1 2026 and $8.7 million on a year over year basis. These results reflect a generally upward trend throughout the periods presented, supported by effective balance sheet management and stable credit performance. Despite normal quarterly variability, the Company delivered consistent, high‑quality earnings, underscoring the strength and resilience of its net interest income.	Non-interest income was $42.8 million for the first quarter of 2026, reflecting a normalization from the levels experienced in prior quarters, primarily due to certain non-continuing other income items. Results remained supported by a diversified mix of revenue streams, with performance over the prior several quarters demonstrating the Company’s ability to generate stable non‑interest income despite typical quarterly variability. Management continues to emphasize disciplined execution and strategic growth initiatives to support long‑term, sustainable income generation.

Net Interest Income After Credit Loss Expense
$214,656
$216,952
$222,660
$217,186
$223,404
3/31/2025
6/30/2025
9/30/2025
12/31/2025
3/31/2026
Net interest income after credit loss expense

Non-Interest Income
$45,426
$51,079
$51,505
$50,500
$42,803
3/31/2025
6/30/2025
9/30/2025
12/31/2025
3/31/2026
Non-interest income

Total revenue (net) during the first quarter of 2026 was approximately $266.7 million, representing an increase of $6.6 million, or 2.5%, year over year. While revenue moderated from the fourth quarter, results demonstrate the durability of the Company’s revenue base and provide a strong foundation for further growth as 2026 progresses.	During the first quarter of 2026, the Company demonstrated continued expense discipline and effective balance sheet management. Interest expense declined to $87.1 million primarily due to the declining interest rate environment. Non‑interest expense remained well controlled at approximately $114.0 million, consistent with prior quarter levels. Together, these trends highlight the Company’s focus on cost efficiency and operating discipline, supporting strong operating leverage and overall earnings performance.

Total Revenue (Net)
$260,082
$271,031
$277,671
$282,086
$266,707
3/31/2025
6/30/2025
9/30/2025
12/31/2025
3/31/2026
Total revenue (net)

Expenses
$112,928
$116,040
$114,838
$114,363
$113,975
$97,886
$99,163
$97,366
$92,045
$87,119
3/31/2025
6/30/2025
9/30/2025
12/31/2025
3/31/2026
Interest expense
Non-interest expense

The Company continued to demonstrate strong operating discipline throughout Q1 2026, posting an efficiency ratio of 41.6%. While modestly higher than the fourth quarter level, the efficiency ratio reflects continued, effective expense management and remains well controlled. The efficiency ratio, as adjusted (non-GAAP)(1), of approximately 42.0% underscores the consistency of underlying operating efficiency, highlighting the Company’s ability to balance investment in growth with disciplined cost management.

The Company delivered strong and improving return on average assets (ROA) during the first quarter of 2026, with an ROA of approximately 2.09%. This performance reflects both a year over year and sequential quarterly increase, underscoring continued balance sheet efficiency and disciplined execution. ROA, as adjusted (non-GAAP)(1), also increased to approximately 2.09%, demonstrating consistent earnings quality and effective asset utilization. Overall, Q1 2026 ROA highlights the Company’s ability to generate attractive returns while maintaining operational and financial stability.

Efficiency Ratio
42.84%
42.22%
42.01%
41.68%
40.95%
40.21%
39.53%
39.54%
41.99%
41.59%
3/31/2025
6/30/2025
9/30/2025
12/31/2025
3/31/2026
Efficiency ratio
Efficiency ratio, as adjusted (non-GAAP)(1)

Return on Average Assets (ROA)
2.07%
2.08%
2.17%
2.06%
2.09%
2.01%
2.02%
2.10%
2.05%
2.09%
3/31/2025
6/30/2025
9/30/2025
12/31/2025
3/31/2026
ROA
ROA, as adjusted (non-GAAP)(1)

The tables below present additional key financial metrics over the past five quarters, including net interest margin (NIM), yield on interest-earning assets, rate on interest-bearing liabilities, and net interest spread. These metrics are fundamental indicators of the Company’s profitability and operational efficiency.

Book value per share increased to $22.15 at March 31, 2026, representing steady growth from $20.40 at March 31, 2025. Tangible book value per share (non‑GAAP)(1) also rose consistently to $14.87 over the same period. The continued sequential improvement reflects retained earnings growth and disciplined capital management, underscoring the Company’s ability to build shareholder value through a range of operating conditions. Book value per share and tangible book value per share (non-GAAP)(1) as of March 31, 2026 are both records for the Company.

Book Value Per Share
$20.40
$20.71
$21.41
$21.88
$22.15
$13.15
$13.44
$14.13
$14.60
$14.87
3/31/2025
6/30/2025
9/30/2025
12/31/2025
3/31/2026
Book value per share
Tangible book value per share (non-GAAP)(1)

Operating Highlights
Net income for the three-month period ended March 31, 2026 was $118.2 million, or $0.60 diluted earnings per share. When adjusting for non-fundamental items, net income and diluted earnings per share on an as-adjusted basis (non-GAAP), were $118.2 million(1) and $0.60 per share(1), respectively, for the three months ended March 31, 2026.
Our net interest margin was 4.51% and 4.61% for the three-month periods ended March 31, 2026 and December 31, 2025, respectively. The yield on loans was 7.08% and 7.30% for the three months ended March 31, 2026 and December 31, 2025, respectively, as average loans increased from $15.51 billion to $15.68 billion. The rate on interest bearing deposits decreased to 2.35% as of March 31, 2026, from 2.47% as of December 31, 2025, while average interest-bearing deposits increased from $13.47 billion to $13.66 billion.
During the first quarter of 2026, there was no event interest income compared to $2.6 million of event interest income for the fourth quarter of 2025. The decrease in event income was dilutive to the net interest margin by six basis points. Purchase accounting accretion on acquired loans was $1.1 million and $1.3 million for the three-month periods ended March 31, 2026 and December 31, 2025, respectively, and average purchase accounting loan discounts were $12.5 million and $13.8 million for the three-month periods ended March 31, 2026 and December 31, 2025, respectively.
Net interest income on a fully taxable equivalent basis was $226.6 million for the three-month period ended March 31, 2026, and $233.8 million for the three-month period ended December 31, 2025. This decrease in net interest income for the three-month period ended March 31, 2026, was the result of a $12.2 million decrease in interest income, which was partially offset by a $4.9 million decrease in interest expense. The $12.2 million decrease in interest income was primarily the result of an $11.7 million decrease in loan income and a $1.1 million decrease in income from investments. These reductions were partially offset by a $540,000 increase in income from deposits with other banks. The $4.9 million decrease in interest expense was due to a $4.6 million decrease in interest expense on deposits and a $293,000 decrease in interest expense on FHLB and other borrowed funds.
The Company reported $42.8 million of non-interest income for the first quarter of 2026. The most important components of non-interest income were $10.0 million from service charges on deposit accounts, $9.8 million from other service charges and fees, $9.1 million from other income, $5.5 million from trust fees, $4.4 million in mortgage lending income, $2.5 million from dividends from FHLB, FRB, FNBB and other, and $1.4 million from the increase in cash value of life insurance, which were partially offset by $1.2 million in expense from the fair value adjustment for marketable securities.
Non-interest expense for the first quarter of 2026 was $114.0 million. The most important components of non-interest expense were $63.2 million salaries and employee benefits expense, $26.6 million in other operating expense, $14.9 million in occupancy and equipment expenses, $8.9 million in data processing expenses and $394,000 in merger and acquisition expenses. Included within other expense was the FDIC special assessment credit, which lowered expense by $1.7 million. For the first quarter of 2026, our efficiency ratio was 41.59%, and our efficiency ratio, as adjusted (non-GAAP), was 41.99%(1).

Financial Condition
Total loans receivable were $15.63 billion at March 31, 2026, compared to $15.69 billion at December 31, 2025. Total deposits were $17.74 billion at March 31, 2026, compared to $17.48 billion at December 31, 2025. Total assets were $23.20 billion at March 31, 2026, compared to $22.88 billion at December 31, 2025.
During the first quarter of 2026, the Company had a $52.6 million decrease in loans. Our community banking footprint experienced $100.5 million in organic loan decline during the quarter ended March 31, 2026, while Centennial CFG experienced $47.9 million of organic loan growth in the first quarter, with $2.06 billion of loans outstanding at March 31, 2026.
Non-performing loans to total loans were 1.16% and 0.54% at March 31, 2026 and December 31, 2025, respectively. Non-performing assets to total assets were 0.97% and 0.55% at March 31, 2026 and December 31, 2025, respectively. The increase in non-performing loans and assets was primarily due to one loan relationship with a balance of $92.1 million being placed on non-accrual status during the quarter ended March 31, 2026. Net loans charged-off were $1.4 million and $2.5 million for the three months ended March 31, 2026 and December 31, 2025, respectively. The charge-off detail by region for the quarters ended March 31, 2026 and December 31, 2025 can be seen below.

For the Three Months Ended March 31, 2026
(in thousands)	Texas	Arkansas	Centennial CFG	Shore Premier Finance	Florida	Alabama	Total
Charge-offs	$1,720	$982	$—	$—	$137	$10	$2,849
Recoveries	(788)	(278)	—	(277)	(54)	(3)	(1,400)
Net charge-offs (recoveries)	$932	$704	$—	$(277)	$83	$7	$1,449

For the Three Months Ended December 31, 2025
(in thousands)	Texas	Arkansas	Centennial CFG	Shore Premier Finance	Florida	Alabama	Total
Charge-offs	$600	$1,420	$—	$400	$542	$101	$3,063
Recoveries	(345)	(195)	—	(4)	(49)	(4)	(597)
Net charge-offs (recoveries)	$255	$1,225	$—	$396	$493	$97	$2,466
At March 31, 2026, non-performing loans were $182.1 million, and non-performing assets were $224.1 million. At December 31, 2025, non-performing loans were $85.0 million, and non-performing assets were $124.8 million.

The table below shows the non-performing loans and non-performing assets by region as of March 31, 2026:

(in thousands)	Texas	Arkansas	Centennial CFG	Shore Premier Finance	Florida	Alabama	Total
Non-accrual loans	$119,333	$21,833	$787	$12,131	$25,532	$23	$179,639
Loans 90+ days past due	1,077	36	—	—	1,368	—	2,481
Total non-performing loans	120,410	21,869	787	12,131	26,900	23	182,120

Foreclosed assets held for sale	16,164	1,638	22,812	—	260	—	40,874
Other non-performing assets	—	—	—	1,140	—	—	1,140
Total other non-performing assets	16,164	1,638	22,812	1,140	260	—	42,014
Total non-performing assets	$136,574	$23,507	$23,599	$13,271	$27,160	$23	$224,134

The table below shows the non-performing loans and non-performing assets by region as December 31, 2025:

(in thousands)	Texas	Arkansas	Centennial CFG	Shore Premier Finance	Florida	Alabama	Total
Non-accrual loans	$24,234	$18,234	$787	$10,048	$24,645	$54	$78,002
Loans 90+ days past due	2,383	291	—	3,286	1,020	—	6,980
Total non-performing loans	26,617	18,525	787	13,334	25,665	54	84,982

Foreclosed assets held for sale	15,988	771	22,812	—	260	—	39,831
Total other non-performing assets	15,988	771	22,812	—	260	—	39,831
Total non-performing assets	$42,605	$19,296	$23,599	$13,334	$25,925	$54	$124,813
The Company’s allowance for credit losses on loans was $297.6 million, or 1.90% of total loans, at both March 31, 2026 and December 31, 2025. As of March 31, 2026 and December 31, 2025, the Company’s allowance for credit losses on loans was 163.43% and 350.17% of its total non-performing loans, respectively.
Shareholders’ equity was $4.35 billion at March 31, 2026, which increased approximately $52.7 million from December 31, 2025. The net increase in shareholders’ equity is primarily associated with the $76.9 million increase in retained earnings. This was partially offset by the $13.5 million decrease in accumulated other comprehensive income and the $13.9 million in stock repurchases for the quarter. Book value per common share was $22.15 at March 31, 2026, compared to $21.88 at December 31, 2025. Tangible book value per common share (non-GAAP) was $14.87(1) at March 31, 2026, compared to $14.60(1) at December 31, 2025. Book value per common share and tangible book value per common share, as of March 31, 2026, were both records for the Company.
Stock Repurchases and Dividends
During the three-month period ended March 31, 2026, the Company repurchased 507,622 shares of common stock, which equated to a shareholder buyback yield of 0.25%(2). In comparison, during the three-month period ended December 31, 2025, the Company repurchased 540,706 shares of common stock, which equated to a shareholder buyback yield of 0.27%(2). The Company defines shareholder buyback yield as the percentage of the Company’s market capitalization spent on share repurchases. It reflects how much the Company is returning to the shareholders by reducing the number of outstanding shares, and it is calculated by dividing the Company’s total share repurchase cost for the period by the Company’s total market capitalization at the beginning of the period.
In addition, during the quarter ended March 31, 2026, the Company paid a dividend of $0.21 per share. This cash dividend was consistent with the dividend paid during the fourth quarter of 2025.

Branches
The Company currently has 75 branches in Arkansas, 78 branches in Florida, 59 branches in Texas, 8 branches in Tennessee, 5 branches in Alabama and one branch in New York City.
Acquisition
Effective April 1, 2026, the Company completed its previously announced acquisition of Mountain Commerce Bancorp, Inc. (“Mountain Commerce” or “MCBI”), parent company of Mountain Commerce Bank, pursuant to the terms of a previously disclosed definitive agreement and plan of merger (the “Merger Agreement”). The acquisition was completed through a series of mergers resulting in Mountain Commerce merging into Home and Mountain Commerce Bank merging into Centennial (collectively, the “Merger”).
Under the terms of the Merger Agreement, Home issued approximately 5.4 million shares of its common stock valued at approximately $146 million as of April 1, 2026, with MCBI shareholders receiving 0.85 shares of Home common stock for each share of MCBI common stock they owned at closing. No cash consideration was paid in connection with the Merger, except for cash paid in lieu of fractional shares of Home common stock, equal to $26.77 multiplied by any resulting fractional shares of Home common stock to which the former MCBI shareholders would have been entitled.
Conference Call
Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 p.m. ET) on Thursday, April 16, 2026. We strongly encourage all participants to pre-register for the conference call webcast or the live call using one of the following links. First, participants can pre-register for the conference call webcast using the following link: https://events.q4inc.com/attendee/401378152. Participants who pre-register will be given a unique webcast link to gain immediate access to the conference call webcast. Second, participants can pre-register for the live call using the following link: https://www.netroadshow.com/events/login/LE9zwo3kRY977wuorjaoPFDRQh4g9LFnhMn. Participants who pre-register will be given the phone number and unique access codes to gain immediate access to the live call. Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email. The Home BancShares conference call will also be scheduled as an event in your Outlook calendar.
Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-833-470-1428, Passcode: 493634. A replay of the call will be available by calling 1-866-813-9403, Passcode: 515402, which will be available until April 23, 2026, at 10:59 p.m. CT. Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com.
About Home BancShares
Home BancShares, Inc. is a bank holding company headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, Texas, Tennessee, South Alabama and New York City. The Company’s common stock is traded through the New York Stock Exchange under the symbol “HOMB.” The Company was founded in 1998. Visit www.homebancshares.com or www.my100bank.com for more information.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures--including net income (earnings), as adjusted; pre-tax, pre-provision, net income (PPNR); PPNR, as adjusted; pre-tax net income, as adjusted, to total revenue (net); pre-tax, pre-provision, profit percentage; pre-tax, pre-provision, profit percentage, as adjusted; diluted earnings per common share, as adjusted; return on average assets, as adjusted; return on average assets excluding intangible amortization; return on average assets, as adjusted, excluding intangible amortization; return on average common equity, as adjusted; return on average tangible common equity; return on average tangible common equity, as adjusted; return on average tangible common equity excluding intangible amortization; return on average tangible common equity, as adjusted, excluding intangible amortization; efficiency ratio, as adjusted; tangible book value per common share and tangible common equity to tangible assets--to provide meaningful supplemental information regarding our performance. These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant items or transactions that management believes are not indicative of the Company’s primary business operating results. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.
(2) Calculation of this metric is included in the schedules accompanying this release.

General
This release contains forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future, including future financial results. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future events, performance or results. When we use words or phrases like “may,” “will,” “plan,” “propose,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risks and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements. These factors include, but are not limited to, the following: economic conditions, credit quality, interest rates, loan demand, real estate values and unemployment, including any future impacts from inflation or changes in tariffs or trade policies; the risk that the anticipated benefits from the completed acquisition may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Home and MCBI operate; the ability to promptly and effectively integrate the businesses of Home and MCBI; the ability to retain key employees, customers and business relationships following the acquisition; the reaction to the completed acquisition of the companies’ customers, employees and counterparties; diversion of management time on integration-related issues; the possibility that the costs of integration may be greater than anticipated; the effect of any future mergers, acquisitions or other transactions to which we or our bank subsidiary may from time to time be a party, including as a result of one or more of the factors described above as they would relate to such transaction; the ability to identify, complete and successfully integrate additional acquisitions; the availability of and access to capital and liquidity on terms acceptable to us; legislative and regulatory changes and risks and expenses associated with current and future legislation and regulations; technological changes and cybersecurity risks and incidents; the effects of changes in accounting policies and practices; changes in governmental monetary and fiscal policies; the impacts of political instability, ongoing or future military conflicts and other major domestic or international events; the impacts of recent or future adverse weather events, including hurricanes, and other natural disasters; competition from other financial institutions; potential claims, expenses and other adverse effects related to current or future litigation, regulatory examinations or other government actions; potential increases in deposit insurance assessments, increased regulatory scrutiny or market disruptions resulting from financial challenges in the banking industry; disruptions, uncertainties and related effects on credit quality, liquidity and other aspects of our business and operations that may result from any future public health crises; changes in the assumptions used in making the forward-looking statements; and other factors described in reports we file with the Securities and Exchange Commission (the “SEC”), including those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026. Home assumes no obligation to update the information in this press release, except as otherwise required by law.

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FOR MORE INFORMATION CONTACT:
Donna Townsell
Director of Investor Relations
Home BancShares, Inc.
(501) 328-4625

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

(In thousands)	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
ASSETS
Cash and due from banks	$296,209	$237,224	$284,750	$291,344	$319,747
Interest-bearing deposits with other banks	815,714	430,113	516,170	809,729	975,983
Cash and cash equivalents	1,111,923	667,337	800,920	1,101,073	1,295,730
Federal funds sold	6,025	3,000	3,625	2,600	6,275
Investment securities - available-for-sale, net of allowance for credit losses	2,803,847	2,871,931	2,924,496	2,899,968	3,003,320
Investment securities - held-to-maturity, net of allowance for credit losses	1,256,635	1,259,262	1,264,200	1,265,292	1,269,896
Total investment securities	4,060,482	4,131,193	4,188,696	4,165,260	4,273,216
Loans receivable	15,633,628	15,686,209	15,285,972	15,180,624	14,952,116
Allowance for credit losses	(297,634)	(297,583)	(285,649)	(281,869)	(279,944)
Loans receivable, net	15,335,994	15,388,626	15,000,323	14,898,755	14,672,172
Bank premises and equipment, net	374,010	369,324	374,515	379,729	384,843
Foreclosed assets held for sale	40,874	39,831	41,263	41,529	39,680
Cash value of life insurance	221,830	220,469	219,075	218,113	221,621
Accrued interest receivable	106,628	108,939	110,702	107,732	115,983
Deferred tax asset, net	143,987	148,022	155,963	174,323	170,120
Goodwill	1,398,253	1,398,253	1,398,253	1,398,253	1,398,253
Core deposit intangible	30,355	32,293	34,231	36,255	38,280
Other assets	371,318	374,592	380,236	383,400	376,030
Total assets	$23,201,679	$22,881,879	$22,707,802	$22,907,022	$22,992,203
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Demand and non-interest-bearing	$3,994,217	$3,868,405	$3,880,101	$4,024,574	$4,079,289
Savings and interest-bearing transaction accounts	11,971,866	11,792,828	11,500,921	11,571,949	11,586,106
Time deposits	1,772,192	1,818,724	1,946,674	1,891,909	1,876,096
Total deposits	17,738,275	17,479,957	17,327,696	17,488,432	17,541,491
Securities sold under agreements to repurchase	157,409	155,803	145,998	140,813	161,401
FHLB and other borrowed funds	500,250	500,250	550,500	550,500	600,500
Accrued interest payable and other liabilities	176,727	169,733	189,551	203,004	207,154
Subordinated debentures	279,433	279,265	279,093	438,957	439,102
Total liabilities	18,852,094	18,585,008	18,492,838	18,821,706	18,949,648
Shareholders' equity
Common stock	1,964	1,964	1,969	1,972	1,982
Capital surplus	2,191,243	2,201,923	2,214,211	2,221,576	2,246,312
Retained earnings	2,335,787	2,258,871	2,181,911	2,097,712	2,018,801
Accumulated other comprehensive loss	(179,409)	(165,887)	(183,127)	(235,944)	(224,540)
Total shareholders' equity	4,349,585	4,296,871	4,214,964	4,085,316	4,042,555
Total liabilities and shareholders' equity	$23,201,679	$22,881,879	$22,707,802	$22,907,022	$22,992,203

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Three Months Ended
(In thousands)	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Mar 31, 2026	Mar 31, 2025
Interest income:
Loans	$273,473	$285,491	$283,165	$276,041	$270,784	$273,473	$270,784
Investment securities
Taxable	24,728	25,860	26,326	26,444	27,433	24,728	27,433
Tax-exempt	7,829	7,834	7,743	7,626	7,650	7,829	7,650
Deposits - other banks	4,945	4,405	6,242	8,951	6,620	4,945	6,620
Federal funds sold	48	41	56	53	55	48	55
Total interest income	311,023	323,631	323,532	319,115	312,542	311,023	312,542
Interest expense:
Interest on deposits	79,145	83,739	87,962	88,489	86,786	79,145	86,786
FHLB and other borrowed funds	4,692	4,985	5,378	5,539	5,902	4,692	5,902
Securities sold under agreements to repurchase	927	962	1,019	1,012	1,074	927	1,074
Subordinated debentures	2,355	2,359	3,007	4,123	4,124	2,355	4,124
Total interest expense	87,119	92,045	97,366	99,163	97,886	87,119	97,886
Net interest income	223,904	231,586	226,166	219,952	214,656	223,904	214,656
Provision for credit losses on loans	1,500	14,400	6,700	3,000	—	1,500	—
Recovery of credit losses on unfunded commitments	(1,000)	—	(1,000)	—	—	(1,000)	—
Recovery of credit losses on investment securities	—	—	(2,194)	—	—	—	—
Total credit loss expense	500	14,400	3,506	3,000	—	500	—
Net interest income after credit loss expense	223,404	217,186	222,660	216,952	214,656	223,404	214,656
Non-interest income:
Service charges on deposit accounts	10,007	10,480	10,486	9,552	9,650	10,007	9,650
Other service charges and fees	9,810	11,148	12,130	12,643	10,689	9,810	10,689
Trust fees	5,482	5,121	4,600	5,234	4,760	5,482	4,760
Mortgage lending income	4,430	4,680	4,691	4,780	3,599	4,430	3,599
Insurance commissions	536	460	574	589	535	536	535
Increase in cash value of life insurance	1,368	1,400	1,404	1,415	1,842	1,368	1,842
Dividends from FHLB, FRB, FNBB & other	2,536	2,678	2,658	2,657	2,718	2,536	2,718
Gain on SBA loans	80	308	46	—	288	80	288
(Loss) gain on branches, equipment and other assets, net	(7)	11	(66)	972	(163)	(7)	(163)
Gain (loss) on OREO, net	707	203	(1)	13	(376)	707	(376)
Fair value adjustment for marketable securities	(1,248)	1,173	1,020	(238)	442	(1,248)	442
Other income	9,102	12,838	13,963	13,462	11,442	9,102	11,442
Total non-interest income	42,803	50,500	51,505	51,079	45,426	42,803	45,426
Non-interest expense:
Salaries and employee benefits	63,236	62,891	63,804	64,318	61,855	63,236	61,855
Occupancy and equipment	14,867	14,434	14,828	14,023	14,425	14,867	14,425
Data processing expense	8,884	8,653	8,871	8,364	8,558	8,884	8,558
Merger and acquisition expenses	394	580	—	—	—	394	—
Other operating expenses	26,594	27,805	27,335	29,335	28,090	26,594	28,090
Total non-interest expense	113,975	114,363	114,838	116,040	112,928	113,975	112,928
Income before income taxes	152,232	153,323	159,327	151,991	147,154	152,232	147,154
Income tax expense	34,023	35,098	35,723	33,588	31,945	34,023	31,945
Net income	$118,209	$118,225	$123,604	$118,403	$115,209	$118,209	$115,209

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Three Months Ended
(Dollars and shares in thousands, except per share data)	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Mar 31, 2026	Mar 31, 2025
PER SHARE DATA

Diluted earnings per common share	$0.60	$0.60	$0.63	$0.60	$0.58	$0.60	$0.58
Diluted earnings per common share, as adjusted (non-GAAP)(1)	0.60	0.60	0.61	0.58	0.56	0.60	0.56
Basic earnings per common share	0.60	0.60	0.63	0.60	0.58	0.60	0.58
Dividends per share - common	0.21	0.21	0.200	0.200	0.195	0.210	0.195
Shareholder buyback yield(2)	0.25%	0.27%	0.18%	0.49%	0.53%	0.25%	0.53%
Book value per common share	$22.15	$21.88	$21.41	$20.71	$20.40	$22.15	$20.40
Tangible book value per common share (non-GAAP)(1)	14.87	14.60	14.13	13.44	13.15	14.87	13.15

STOCK INFORMATION

Average common shares outstanding	196,528	196,553	197,078	197,532	198,657	196,528	198,657
Average diluted shares outstanding	196,733	196,764	197,288	197,765	198,852	196,733	198,852
End of period common shares outstanding	196,394	196,357	196,889	197,239	198,206	196,394	198,206

ANNUALIZED PERFORMANCE METRICS

Return on average assets (ROA)	2.09%	2.06%	2.17%	2.08%	2.07%	2.09%	2.07%
Return on average assets, as adjusted: (ROA, as adjusted) (non-GAAP)(1)	2.09	2.05	2.10	2.02	2.01	2.09	2.01
Return on average assets excluding intangible amortization (non-GAAP)(1)	2.25	2.22	2.34	2.25	2.24	2.25	2.24
Return on average assets, as adjusted, excluding intangible amortization (non-GAAP)(1)	2.25	2.22	2.27	2.18	2.18	2.25	2.18
Return on average common equity (ROE)	11.09	11.04	11.91	11.77	11.75	11.09	11.75
Return on average common equity, as adjusted: (ROE, as adjusted) (non-GAAP)(1)	11.08	11.01	11.54	11.39	11.41	11.08	11.41
Return on average tangible common equity (ROTCE) (non-GAAP)(1)	16.56	16.65	18.28	18.26	18.39	16.56	18.39
Return on average tangible common equity, as adjusted: (ROTCE, as adjusted) (non-GAAP)(1)	16.55	16.60	17.70	17.68	17.87	16.55	17.87
Return on average tangible common equity excluding intangible amortization (non-GAAP)(1)	16.76	16.85	18.51	18.50	18.64	16.76	18.64
Return on average tangible common equity, as adjusted, excluding intangible amortization (non-GAAP)(1)	16.76	16.80	17.93	17.92	18.12	16.76	18.12
(1)  Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.
(2) Calculation of this metric is included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Three Months Ended
(Dollars in thousands)	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Mar 31, 2026	Mar 31, 2025
Efficiency ratio	41.59%	39.54%	40.21%	41.68%	42.22%	41.59%	42.22%
Efficiency ratio, as adjusted (non-GAAP)(1)	41.99	39.53	40.95	42.01	42.84	41.99	42.84
Net interest margin - FTE (NIM)	4.51	4.61	4.56	4.44	4.44	4.51	4.44
Fully taxable equivalent adjustment	$2,661	$2,252	$2,916	$2,526	$2,534	$2,661	$2,534
Total revenue (net)	266,707	282,086	277,671	271,031	260,082	266,707	260,082
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	152,732	167,723	162,833	154,991	147,154	152,732	147,154
PPNR, as adjusted (non-GAAP)(1)	152,677	167,130	157,704	150,404	142,821	152,677	142,821
Pre-tax net income to total revenue (net)	57.08%	54.35%	57.38%	56.08%	56.58%	57.08%	56.58%
Pre-tax net income, as adjusted, to total revenue (net) (non-GAAP)(1)	57.06	54.14	55.53	54.39	54.91	57.06	54.91
P5NR ((Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	57.27	59.46	58.64	57.19	56.58	57.27	56.58
P5NR, as adjusted (non-GAAP)(1)	57.25	59.25	56.80	55.49	54.91	57.25	54.91
Total purchase accounting accretion	$1,061	$1,265	$1,272	$1,233	$1,378	$1,061	$1,378
Average purchase accounting loan discounts	12,507	13,753	15,009	16,219	17,493	12,507	17,493

OTHER OPERATING EXPENSES

Advertising	$2,227	$2,114	$2,149	$2,054	$1,928	$2,227	$1,928
Amortization of intangibles	1,938	1,938	2,024	2,025	2,047	1,938	2,047
Electronic banking expense	3,326	3,288	3,357	3,172	3,055	3,326	3,055
Directors' fees	518	388	405	431	452	518	452
Due from bank service charges	333	324	404	283	281	333	281
FDIC and state assessment	1,599	2,970	3,245	1,636	3,387	1,599	3,387
Insurance	1,074	1,044	1,110	1,049	999	1,074	999
Legal and accounting	914	1,362	1,061	2,360	3,641	914	3,641
Other professional fees	1,946	2,168	2,083	2,211	1,947	1,946	1,947
Operating supplies	748	759	773	711	711	748	711
Postage	543	564	538	488	503	543	503
Telephone	363	382	367	419	436	363	436
Other expense	11,065	10,504	9,819	12,496	8,703	11,065	8,703
Total other operating expenses	$26,594	$27,805	$27,335	$29,335	$28,090	$26,594	$28,090
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

(Dollars in thousands)	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
BALANCE SHEET RATIOS
Total loans to total deposits	88.13%	89.74%	88.22%	86.80%	85.24%
Common equity to assets	18.75	18.78	18.56	17.83	17.58
Tangible common equity to tangible assets (non-GAAP)(1)	13.42	13.36	13.08	12.35	12.09
LOANS RECEIVABLE
Real estate
Commercial real estate loans
Non-farm/non-residential	$5,395,529	$5,290,112	$5,494,492	$5,553,182	$5,588,681
Construction/land development	2,613,604	2,726,993	2,709,197	2,695,561	2,735,760
Agricultural	321,046	332,412	331,301	315,926	335,437
Residential real estate loans
Residential 1-4 family	2,100,374	2,134,334	2,142,375	2,138,990	1,947,872
Multifamily residential	1,232,639	1,140,911	716,595	620,439	576,089
Total real estate	11,663,192	11,624,762	11,393,960	11,324,098	11,183,839
Consumer	1,254,936	1,253,746	1,233,523	1,218,834	1,227,745
Commercial and industrial	2,172,267	2,222,401	2,100,268	2,107,326	2,045,036
Agricultural	329,563	359,879	346,167	323,457	314,323
Other	213,670	225,421	212,054	206,909	181,173
Loans receivable	$15,633,628	$15,686,209	$15,285,972	$15,180,624	$14,952,116
ALLOWANCE FOR CREDIT LOSSES
Balance, beginning of period	$297,583	$285,649	$281,869	$279,944	$275,880
Loans charged off	2,849	3,063	4,651	4,071	3,458
Recoveries of loans previously charged off	1,400	597	1,731	2,996	7,522
Net loans charged off (recovered)	1,449	2,466	2,920	1,075	(4,064)
Provision for credit losses - loans	1,500	14,400	6,700	3,000	—
Balance, end of period	$297,634	$297,583	$285,649	$281,869	$279,944
Net charge-offs (recoveries) to average total loans	0.04%	0.06%	0.08%	0.03%	(0.11)%
Allowance for credit losses to total loans	1.90	1.90	1.87	1.86	1.87
NON-PERFORMING ASSETS
Non-performing loans
Non-accrual loans	$179,639	$78,002	$81,087	$89,261	$86,383
Loans past due 90 days or more	2,481	6,980	4,125	7,031	3,264
Total non-performing loans	182,120	84,982	85,212	96,292	89,647
Other non-performing assets
Foreclosed assets held for sale, net	40,874	39,831	41,263	41,529	39,680
Other non-performing assets	1,140	—	—	—	63
Total other non-performing assets	42,014	39,831	41,263	41,529	39,743
Total non-performing assets	$224,134	$124,813	$126,475	$137,821	$129,390
Allowance for credit losses for loans to non-performing loans	163.43%	350.17%	335.22%	292.72%	312.27%
Non-performing loans to total loans	1.16	0.54	0.56	0.63	0.60
Non-performing assets to total assets	0.97	0.55	0.56	0.60	0.56
(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	March 31, 2026			December 31, 2025
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets
Interest-bearing balances due from banks	$557,451	$4,945	3.60%	$450,187	$4,405	3.88%
Federal funds sold	5,282	48	3.69	4,177	41	3.89
Investment securities - taxable	2,935,901	24,728	3.42	3,001,146	25,860	3.42
Investment securities - non-taxable - FTE	1,175,663	10,285	3.55	1,166,233	10,240	3.48
Loans receivable - FTE	15,680,598	273,678	7.08	15,506,534	285,337	7.30
Total interest-earning assets	20,354,895	313,684	6.25	20,128,277	325,883	6.42
Non-earning assets	2,599,546			2,658,575
Total assets	$22,954,441			$22,786,852
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$11,868,976	$64,408	2.20%	$11,613,721	$67,534	2.31%
Time deposits	1,795,501	14,737	3.33	1,858,205	16,205	3.46
Total interest-bearing deposits	13,664,477	79,145	2.35	13,471,926	83,739	2.47
Securities sold under agreement to repurchase	151,877	927	2.48	148,791	962	2.57
FHLB and other borrowed funds	500,250	4,692	3.80	518,188	4,985	3.82
Subordinated debentures	279,350	2,355	3.42	279,180	2,359	3.35
Total interest-bearing liabilities	14,595,954	87,119	2.42	14,418,085	92,045	2.53
Non-interest bearing liabilities
Non-interest bearing deposits	3,856,492			3,926,307
Other liabilities	177,275			193,604
Total liabilities	18,629,721			18,537,996
Shareholders' equity	4,324,720			4,248,856
Total liabilities and shareholders' equity	$22,954,441			$22,786,852
Net interest spread			3.83%			3.89%
Net interest income and margin - FTE		$226,565	4.51		$233,838	4.61

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	March 31, 2026			March 31, 2025
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets
Interest-bearing balances due from banks	$557,451	$4,945	3.60%	$611,962	$6,620	4.39%
Federal funds sold	5,282	48	3.69	5,091	55	4.38
Investment securities - taxable	2,935,901	24,728	3.42	3,179,290	27,433	3.50
Investment securities - non-taxable - FTE	1,175,663	10,285	3.55	1,135,783	10,061	3.59
Loans receivable - FTE	15,680,598	273,678	7.08	14,893,912	270,907	7.38
Total interest-earning assets	20,354,895	313,684	6.25	19,826,038	315,076	6.45
Non-earning assets	2,599,546			2,722,797
Total assets	$22,954,441			$22,548,835
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$11,868,976	$64,408	2.20%	$11,402,688	$69,672	2.48%
Time deposits	1,795,501	14,737	3.33	1,801,503	17,114	3.85
Total interest-bearing deposits	13,664,477	79,145	2.35	13,204,191	86,786	2.67
Securities sold under agreement to repurchase	151,877	927	2.48	155,861	1,074	2.79
FHLB and other borrowed funds	500,250	4,692	3.80	600,681	5,902	3.98
Subordinated debentures	279,350	2,355	3.42	439,173	4,124	3.81
Total interest-bearing liabilities	14,595,954	87,119	2.42	14,399,906	97,886	2.76
Non-interest bearing liabilities
Non-interest bearing deposits	3,856,492			3,980,944
Other liabilities	177,275			190,314
Total liabilities	18,629,721			18,571,164
Shareholders' equity	4,324,720			3,977,671
Total liabilities and shareholders' equity	$22,954,441			$22,548,835
Net interest spread			3.83%			3.69%
Net interest income and margin - FTE		$226,565	4.51		$217,190	4.44

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Three Months Ended
(Dollars and shares in thousands, except per share data)	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Mar 31, 2026	Mar 31, 2025
NET INCOME (EARNINGS), AS ADJUSTED
GAAP net income available to common shareholders (A)	$118,209	$118,225	$123,604	$118,403	$115,209	$118,209	$115,209
Pre-tax adjustments
Merger and acquisition expense	394	580	—	—	—	394	—
Gain on retirement of subordinated debt	—	—	(1,882)	—	—	—	—
FDIC special assessment credit	(1,697)	—	—	(1,516)	—	(1,697)	—
BOLI death benefits	—	—	(187)	(1,243)	—	—	—
Gain on sale of premises and equipment	—	—	—	(983)	—	—	—
Fair value adjustment for marketable securities	1,248	(1,173)	(1,020)	238	(442)	1,248	(442)
Special income from equity investment	—	—	—	(3,498)	(3,891)	—	(3,891)
Legal fee reimbursement	—	—	—	(885)	—	—	—
Legal claims expense	—	—	—	3,300	—	—	—
Recoveries on historic losses	—	—	(2,040)	—	—	—	—
Total pre-tax adjustments	(55)	(593)	(5,129)	(4,587)	(4,333)	(55)	(4,333)
Tax-effect of adjustments	(13)	(231)	(1,207)	(817)	(1,059)	(13)	(1,059)
Total adjustments after-tax (B)	(42)	(362)	(3,922)	(3,770)	(3,274)	(42)	(3,274)
Net income, as adjusted (C)	$118,167	$117,863	$119,682	$114,633	$111,935	$118,167	$111,935

Average diluted shares outstanding (D)	196,733	196,764	197,288	197,765	198,852	196,733	198,852

GAAP diluted earnings per share: (A/D)	$0.60	$0.60	$0.63	$0.60	$0.58	$0.60	$0.58
Adjustments after-tax: (B/D)	—	—	(0.02)	(0.02)	(0.02)	—	(0.02)
Diluted earnings per common share, as adjusted: (C/D)	$0.60	$0.60	$0.61	$0.58	$0.56	$0.60	$0.56

ANNUALIZED RETURN ON AVERAGE ASSETS
Return on average assets: (A/E)	2.09%	2.06%	2.17%	2.08%	2.07%	2.09%	2.07%
Return on average assets, as adjusted: (ROA, as adjusted) ((A+D)/E)	2.09	2.05	2.10	2.02	2.01	2.09	2.01
Return on average assets excluding intangible amortization: ((A+C)/(E-F))	2.25	2.22	2.34	2.25	2.24	2.25	2.24
Return on average assets, as adjusted, excluding intangible amortization: ((A+C+D)/(E-F))	2.25	2.22	2.27	2.18	2.18	2.25	2.18

GAAP net income available to common shareholders (A)	$118,209	$118,225	$123,604	$118,403	$115,209	$118,209	$115,209
Amortization of intangibles (B)	1,938	1,938	2,024	2,025	2,047	1,938	2,047
Amortization of intangibles after-tax (C)	1,466	1,466	1,529	1,530	1,547	1,466	1,547
Adjustments after-tax (D)	(42)	(362)	(3,922)	(3,770)	(3,274)	(42)	(3,274)
Average assets (E)	22,954,441	22,786,852	22,638,938	22,797,738	22,548,835	22,954,441	22,548,835
Average goodwill & core deposit intangible (F)	1,429,527	1,431,479	1,433,474	1,435,480	1,437,515	1,429,527	1,437,515

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Three Months Ended
(Dollars in thousands)	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Mar 31, 2026	Mar 31, 2025
ANNUALIZED RETURN ON AVERAGE COMMON EQUITY
Return on average common equity: (A/D)	11.09%	11.04%	11.91%	11.77%	11.75%	11.09%	11.75%
Return on average common equity, as adjusted: (ROE, as adjusted) ((A+C)/D)	11.08	11.01	11.54	11.39	11.41	11.08	11.41
Return on average tangible common equity: (ROTCE) (A/(D-E))	16.56	16.65	18.28	18.26	18.39	16.56	18.39
Return on average tangible common equity, as adjusted: (ROTCE, as adjusted) ((A+C)/(D-E))	16.55	16.60	17.70	17.68	17.87	16.55	17.87
Return on average tangible common equity excluding intangible amortization: (B/(D-E))	16.76	16.85	18.51	18.50	18.64	16.76	18.64
Return on average tangible common equity, as adjusted, excluding intangible amortization: ((B+C)/(D-E))	16.76	16.80	17.93	17.92	18.12	16.76	18.12

GAAP net income available to common shareholders (A)	$118,209	$118,225	$123,604	$118,403	$115,209	$118,209	$115,209
Earnings excluding intangible amortization (B)	119,675	119,691	125,133	119,933	116,756	119,675	116,756
Adjustments after-tax (C)	(42)	(362)	(3,922)	(3,770)	(3,274)	(42)	(3,274)
Average common equity (D)	4,324,720	4,248,856	4,115,884	4,036,155	3,977,671	4,324,720	3,977,671
Average goodwill & core deposits intangible (E)	1,429,527	1,431,479	1,433,474	1,435,480	1,437,515	1,429,527	1,437,515
EFFICIENCY RATIO & P5NR
Efficiency ratio: ((D-G)/(B+C+E))	41.59%	39.54%	40.21%	41.68%	42.22%	41.59%	42.22%
Efficiency ratio, as adjusted: ((D-G-I)/(B+C+E-H))	41.99	39.53	40.95	42.01	42.84	41.99	42.84
Pre-tax net income to total revenue (net) (A/(B+C))	57.08	54.35	57.38	56.08	56.58	57.08	56.58
Pre-tax net income, as adjusted, to total revenue (net) ((A+F)/(B+C))	57.06	54.14	55.53	54.39	54.91	57.06	54.91
Pre-tax, pre-provision, net income (PPNR) (B+C-D)	$152,732	$167,723	$162,833	$154,991	$147,154	$152,732	$147,154
Pre-tax, pre-provision, net income, as adjusted (B+C-D+F)	152,677	167,130	157,704	150,404	142,821	152,677	142,821
P5NR ((Pre-tax, pre-provision, profit percentage) PPNR to total revenue (net)) (B+C-D)/(B+C)	57.27%	59.46%	58.64%	57.19%	56.58%	57.27%	56.58%
P5NR, as adjusted (B+C-D+F)/(B+C)	57.25	59.25	56.80	55.49	54.91	57.25	54.91

Pre-tax net income (A)	$152,232	$153,323	$159,327	$151,991	$147,154	$152,232	$147,154
Net interest income (B)	223,904	231,586	226,166	219,952	214,656	223,904	214,656
Non-interest income (C)	42,803	50,500	51,505	51,079	45,426	42,803	45,426
Non-interest expense (D)	113,975	114,363	114,838	116,040	112,928	113,975	112,928
Fully taxable equivalent adjustment (E)	2,661	2,252	2,916	2,526	2,534	2,661	2,534
Total pre-tax adjustments (F)	(55)	(593)	(5,129)	(4,587)	(4,333)	(55)	(4,333)
Amortization of intangibles (G)	1,938	1,938	2,024	2,025	2,047	1,938	2,047
Adjustments:
Non-interest income:
Gain on retirement of subordinated debt	$—	$—	$1,882	$—	$—	$—	$—
Fair value adjustment for marketable securities	(1,248)	1,173	1,020	(238)	442	(1,248)	442
Gain (loss) on OREO	707	203	(1)	13	(376)	707	(376)
Gain (loss) on branches, equipment and other assets, net	(7)	11	(66)	972	(163)	(7)	(163)
Special income from equity investment	—	—	—	3,498	3,891	—	3,891
Legal expense reimbursement	—	—	—	885	—	—	—
BOLI death benefits	—	—	187	1,243	—	—	—
Recoveries on historic losses	—	—	2,040	—	—	—	—
Total non-interest income adjustments (H)	$(548)	$1,387	$5,062	$6,373	$3,794	$(548)	$3,794
Non-interest expense:
FDIC special assessment credit	(1,697)	—	—	(1,516)	—	(1,697)	—
Merger and acquisition expenses	394	580	—	—	—	394	—
Legal claims expense	—	—	—	3,300	—	—	—
Total non-interest expense adjustments (I)	$(1,303)	$580	$—	$1,784	$—	$(1,303)	$—

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
TANGIBLE BOOK VALUE PER COMMON SHARE
Book value per common share: (A/B)	$22.15	$21.88	$21.41	$20.71	$20.40
Tangible book value per common share: ((A-C-D)/B)	14.87	14.60	14.13	13.44	13.15

Total shareholders' equity (A)	$4,349,585	$4,296,871	$4,214,964	$4,085,316	$4,042,555
End of period common shares outstanding (B)	196,394	196,357	196,889	197,239	198,206
Goodwill (C)	1,398,253	1,398,253	1,398,253	1,398,253	1,398,253
Core deposit and other intangibles (D)	30,355	32,293	34,231	36,255	38,280
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS
Equity to assets: (B/A)	18.75%	18.78%	18.56%	17.83%	17.58%
Tangible common equity to tangible assets: ((B-C-D)/(A-C-D))	13.42	13.36	13.08	12.35	12.09

Total assets (A)	$23,201,679	$22,881,879	$22,707,802	$22,907,022	$22,992,203
Total shareholders' equity (B)	4,349,585	4,296,871	4,214,964	4,085,316	4,042,555
Goodwill (C)	1,398,253	1,398,253	1,398,253	1,398,253	1,398,253
Core deposit and other intangibles (D)	30,355	32,293	34,231	36,255	38,280

Home BancShares, Inc.
Shareholder Buyback Yield
(Unaudited)

	Quarter Ended					Three Months Ended
(Dollars and shares in thousands)	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Mar 31, 2026	Mar 31, 2025
SHAREHOLDER BUYBACK YIELD
Shareholder buyback yield: (A/B)	0.25%	0.27%	0.18%	0.49%	0.53%	0.25%	0.53%

Shares repurchased	508	541	350	1,000	1,000	508	1,000
Average price per share	$27.32	$27.26	$28.34	$26.99	$29.67	$27.32	$29.67
Principal cost	13,877	14,747	9,918	26,989	29,668	13,877	29,668
Excise tax	1	141	93	459	117	1	117
Total share repurchase cost (A)	$13,878	$14,888	$10,011	$27,448	$29,785	$13,878	$29,785

Shares outstanding beginning of period	196,357	196,889	197,239	198,206	198,882	196,357	198,882
Price per share beginning of period	$27.78	$28.30	$28.46	$28.27	$28.30	$27.78	$28.30
Market capitalization beginning of period (B)	$5,454,797	$5,571,959	$5,613,422	$5,603,284	$5,628,361	$5,454,797	$5,628,361